Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2027 Financial Results
First quarter fiscal 2027 total revenue of $687.6 million, up 25% year-over-year
Atlas revenue up more than 29% year-over-year in the first quarter fiscal 2027
EA & other revenue up more than 13% year-over-year in the first quarter fiscal 2027
Raising full-year fiscal 2027 guidance driven mainly by strength in Atlas
NEW YORK - May 28, 2026 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the first quarter ended April 30, 2026.
“We delivered better-than-expected first quarter results, as our go-to-market teams continue to execute well and capitalize on strong end-market demand for the MongoDB platform across enterprise use cases and emerging AI opportunities. At the same time, we continue to show strong profitability, demonstrating we can drive durable revenue growth while simultaneously expanding margin. Based on the momentum we are seeing in the business, we are raising our fiscal 2027 guidance," said CJ Desai, President and Chief Executive Officer of MongoDB.

“With our recently expanded leadership across both product and sales, I’m confident that we have the right team in place to move with even greater velocity. These changes sharpen our focus on delivering mission-critical innovation for our customers while scaling our global go-to-market engine, giving us high confidence in our ability to drive durable, long-term growth.”

First Quarter Fiscal 2027 Financial Highlights
•Revenue: Total revenue was $687.6 million for the first quarter of fiscal 2027, an increase of 25% year-over-year. Subscription revenue was $666.1 million, an increase of 25% year-over-year, and services revenue was $21.5 million, an increase of 22% year-over-year.
•Gross Profit: Gross profit was $496.2 million for the first quarter of fiscal 2027, representing a 72% gross margin compared to 71% in the year-ago period. Non-GAAP gross profit was $512.2 million, representing a 74% non-GAAP gross margin, consistent with the year-ago period.
•Loss from Operations: Loss from operations was $24.8 million for the first quarter of fiscal 2027, compared to a loss from operations of $53.6 million in the year-ago period. Non-GAAP income from operations was $123.2 million, compared to non-GAAP income from operations of $87.4 million in the year-ago period.
•Net Income (Loss): Net income was $4.4 million, or $0.05 per share, based on 81.6 million diluted weighted-average shares outstanding, for the first quarter of fiscal 2027. This compares to a net loss of $37.6 million, or $0.46 per share, based on 81.1 million basic and diluted weighted-average shares outstanding in the year-ago period. Non-GAAP net income was $112.3 million, or $1.32 per share, based on 85.3 million fully diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $86.3 million, or $1.00, based on 86.3 million fully diluted weighted-average shares outstanding in the year-ago period.
•Remaining Performance Obligations (“RPO”): RPO was $1,458.6 million, an increase of 88% year-over-year. Current Remaining RPO (“cRPO”) was $766.3 million, an increase of 69% year-over-year.
•Cash Flow: As of April 30, 2026, MongoDB had $2.4 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2026, MongoDB generated $201.6 million of cash from operations, compared to $109.9 million of cash from operations in the year-ago period. MongoDB used $2.3 million of cash in capital expenditures and used $1.8 million of cash in principal payments of finance leases, leading to free cash flow of $197.5 million, compared to free cash flow of $105.9 million in the year-ago period.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
First Quarter Fiscal 2027 Recent Business Highlights
•MongoDB acquired Clarity Business Solutions to strengthen its US Federal vertical. Clarity has been a trusted partner of ours since 2021, providing specialized support and professional services for highly classified workloads within the US Government. Clarity will operate as a separate entity as we work through the integration process.
•At MongoDB.local London, MongoDB announced seven new platform capabilities designed to close the gap between AI experimentation and high-performance production deployment. These updates advance MongoDB’s automated retrieval and persistent AI agent memory capability, strengthen the core database foundation for mission critical workloads, and help upskill builders to deploy production AI.
•MongoDB appointed Ryan Mac Ban as Chief Revenue Officer and Doug Bowers as Chief Information Security Officer. Pablo Stern joined the company as Chief Product Officer, AI and Emerging Products, while Ben Cefalo, a longtime MongoDB product leader, was named Chief Product Officer, Core Products.
•MongoDB and LangChain formalized a strategic partnership to transform MongoDB Atlas into the premier unified backend for production-ready AI agents. This collaboration streamlines the transition from prototype to scale by integrating vector search, persistent memory, and natural-language querying into a single, enterprise-grade platform.
•MongoDB announced an investment to expand its Irish operations in engineering and AI development. The investment will grow MongoDB’s Irish workforce by more than 50% across its Dublin international headquarters and new Cork office by 2027, while helping customers in Ireland’s thriving tech hub move from AI experimentation to production at scale.
•MongoDB was named the 2026 Google Cloud Partner of the Year: Marketplace - Data. This marks MongoDB’s seventh consecutive year as a Google Cloud Partner of the Year, and underscores MongoDB Atlas’s role as the trusted data layer for the Google Cloud ecosystem.

Second Quarter Fiscal 2027 Guidance
Based on information available to management as of today, May 28, 2026, MongoDB is issuing the following financial guidance for the second quarter fiscal 2027.

Revenues are expected to be in the range of:	$729 million to $734 million
	GAAP	Non-GAAP
Income (Loss) from Operations are expected to be in the range of:	$(10.0) million to $(6.0) million	$152.0 million to $156.0 million
Net Income (Loss) per Share is expected to be in the range of:	$0.08 to $0.12	$1.58 to $1.61
Full Year Fiscal 2027 Guidance
Based on information available to management as of today, May 28, 2026, MongoDB is issuing the following financial guidance for the full year fiscal 2027.

Revenues are expected to be in the range of:	$2.92 billion to $2.96 billion
	GAAP	Non-GAAP
Income (Loss) from Operations are expected to be in the range of:	$(78.0) million to $(58.0) million	$571.0 million to $591.0 million
Net Income (Loss) per Share is expected to be in the range of:	$0.15 to $0.39	$5.95 to $6.14
Conference Call Information
MongoDB will host a conference call today, May 28, 2026, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, the Company encourages participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the second fiscal quarter and full year fiscal 2027. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions the Company has made. Although the Company believes that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; global political changes; the effects of the ongoing geopolitical instability resulting from the conflict in Iran, the unrest in Mexico, the conflicts between Russia and Ukraine, Israel and Hamas and recent events in Venezuela on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; reputational harm or other adverse consequences resulting from use of AI and ML in our product offerings and internal operations if they don't produce the desired benefits; our limited operating history; our history of losses; our potential failure to repurchase shares of our common stock at favorable prices, if at all; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements, including AI and ML, for both traditional and emerging use cases; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property;our ability to continue to increase revenue from our Atlas platform; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as AI and ML, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; our ability to integrate acquisitions and work with our strategic partners effectively; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 11, 2026. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, and other filings and reports that the Company may file from time to time with the SEC. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share, exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•certain acquisition-related costs and other, including due diligence costs, professional fees in connection with an acquisition and certain integration-related expenses. These expenses are unpredictable, and dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired business or our Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs;
•restructuring costs associated with a formal restructuring plan that are primarily related to workforce reductions. The Company excludes these expenses because they are not reflective of ordinary course ongoing business and operating results; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on our financial instruments;
•additionally, non-GAAP net income and non-GAAP net income per share, are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate as well as the tax charges or benefits resulting from the integration of intellectual property from acquisitions. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. The Company intends to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal payments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal payments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.

Definitions
Remaining Performance Obligations
Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations include unearned revenue, multi-year contracts with future installment payments and certain unfulfilled orders against accepted customer contracts at the end of any given period. The Company applies the practical expedient to omit disclosure with respect to the amount of the transaction price allocated to remaining performance obligations if the related contract has a total duration of 12 months or less.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries with software and data. MongoDB's unified, intelligent data platform was built to power the next generation of applications, and MongoDB is the most widely available, globally distributed database on the market. With integrated capabilities for operational data, search, real-time analytics, and AI-powered retrieval, MongoDB helps organizations everywhere move faster, innovate more efficiently, and simplify complex architectures. Millions of developers and more than 67,000 customers across almost every industry—including approximately 75% of the Fortune 100—rely on MongoDB for their most important applications. To learn more, visit https://mongodb.com.
Investor Relations
Jess Lubert
jess.lubert@mongodb.com

Media Relations
MongoDB
press@mongodb.com

MONGODB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$1,036,354	$1,083,540
Short-term investments	1,390,799	1,303,701
Accounts receivable, net of allowance for doubtful accounts of $12,252 and $12,979 as of April 30, 2026 and January 31, 2026, respectively	387,294	499,002
Deferred commissions	129,894	131,442
Prepaid expenses and other current assets	115,277	97,170
Total current assets	3,059,618	3,114,855
Property and equipment, net	40,900	39,773
Operating lease right-of-use assets	26,606	28,978
Goodwill	191,397	191,397
Intangible assets, net	30,851	34,502
Deferred tax assets	26,061	26,021
Other assets	317,258	323,322
Total assets	$3,692,691	$3,758,848
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,664	$20,269
Accrued compensation and benefits	115,563	143,046
Operating lease liabilities	9,360	9,259
Other accrued liabilities	110,516	109,803
Deferred revenue	341,076	387,119
Total current liabilities	618,179	669,496
Deferred tax liability	358	352
Operating lease liabilities	21,067	23,600
Deferred revenue	91,236	83,588
Other liabilities	26,891	29,454
Total liabilities	757,731	806,490
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2026 and January 31, 2026; 80,703,488 shares issued and 80,503,576 shares outstanding as of April 30, 2026; 83,370,769 shares issued and 80,492,774 shares outstanding as of January 31, 2026	81	81
Additional paid-in capital	4,843,315	5,345,494
Treasury stock, 199,912 shares (repurchased at an average of $41.43 per share) as of April 30, 2026 and 2,877,995 shares (repurchased at an average of $171.84 per share) as of January 31, 2026	(8,283)	(494,569)
Accumulated other comprehensive income	7,268	13,207
Accumulated deficit	(1,907,421)	(1,911,855)
Total stockholders’ equity	2,934,960	2,952,358
Total liabilities and stockholders’ equity	$3,692,691	$3,758,848

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue:
Subscription	$666,138	$531,455
Services	21,478	17,559
Total revenue	687,616	549,014
Cost of revenue:
Subscription(1)	164,907	129,585
Services(1)	26,534	28,456
Total cost of revenue	191,441	158,041
Gross profit	496,175	390,973
Operating expenses:
Sales and marketing(1)	249,334	220,923
Research and development(1)	200,409	168,829
General and administrative(1)	71,236	54,775
Total operating expenses	520,979	444,527
Loss from operations	(24,804)	(53,554)
Other income, net	33,598	20,230
Income (loss) before provision for income taxes	8,794	(33,324)
Provision for income taxes	4,360	4,302
Net income (loss)	$4,434	$(37,626)
Net income (loss) per share
Basic	$0.06	$(0.46)
Diluted	$0.05	$(0.46)
Weighted-average shares used to compute net income (loss) per share
Basic	80,357,498	81,060,822
Diluted	81,581,387	81,060,822
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenue—subscription	$8,888	$8,395
Cost of revenue—services	2,792	3,894
Sales and marketing	32,681	39,102
Research and development	70,708	66,405
General and administrative	22,761	14,635
Total stock‑based compensation expense	$137,830	$132,431

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$4,434	$(37,626)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,555	5,309
Stock-based compensation	137,830	132,431
Amortization of finance right-of-use assets	994	993
Amortization of operating right-of-use assets	2,578	2,758
Deferred income taxes	19	25
Amortization of premium and accretion of discount on short-term investments, net	(1,084)	(3,800)
Realized and unrealized loss (gain) on financial instruments, net	(16,420)	272
Unrealized foreign exchange loss	148	1,970
Change in operating assets and liabilities:
Accounts receivable, net	112,951	79,895
Prepaid expenses and other current assets	(13,388)	(4,973)
Deferred commissions	12,239	7,772
Other long-term assets	1,125	(12,593)
Accounts payable	20,496	(2,478)
Accrued liabilities	(22,802)	(19,353)
Operating lease liabilities	(2,476)	(2,688)
Deferred revenue	(39,864)	(39,624)
Other liabilities, non-current	(704)	1,639
Net cash provided by operating activities	201,631	109,929
Cash flows from investing activities
Purchases of property, equipment and other assets	(2,319)	(1,611)
Investments in non-marketable securities	(3,000)	(4,822)
Business combination, net of cash acquired	—	(2,032)
Proceeds from maturities of marketable securities	259,800	198,660
Proceeds from non-marketable securities	10,718	—
Purchases of marketable securities	(352,122)	(138,624)
Net cash provided by (used in) investing activities	(86,923)	51,571
Cash flows from financing activities
Repurchases of common stock	(100,255)	—
Proceeds from exercise of stock options	461	579
Taxes paid related to net share settlement of equity awards	(58,317)	—
Principal payments of finance leases	(1,764)	(2,394)
Net cash used in financing activities	(159,875)	(1,815)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,698)	8,000
Net increase (decrease) in cash, cash equivalents and restricted cash	(46,865)	167,685
Cash, cash equivalents and restricted cash, beginning of period	1,086,625	492,753
Cash, cash equivalents and restricted cash, end of period	$1,039,760	$660,438

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$496,175	$390,973
Gross margin (Gross profit/Total revenue) on a GAAP basis	72%	71%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	9,147	8,622
Expenses associated with stock-based compensation: Cost of Revenue—Services	3,976	4,586
Amortization of intangible assets	2,926	2,367
Non-GAAP gross profit	$512,224	$406,548
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	74%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$249,334	$220,923
Less:
Expenses associated with stock-based compensation	34,263	39,904
Restructuring	357	—
Non-GAAP sales and marketing operating expense	$214,714	$181,019

Research and development operating expense on a GAAP basis	$200,409	$168,829
Less:
Expenses associated with stock-based compensation	73,220	68,177
Amortization of intangible assets	113	170
Certain acquisition-related costs and other	—	40
Non-GAAP research and development operating expense	$127,076	$100,442

General and administrative operating expense on a GAAP basis	$71,236	$54,775
Less:
Expenses associated with stock-based compensation	23,670	15,230
Certain acquisition-related costs and other	303	1,890
Non-GAAP general and administrative operating expense	$47,263	$37,655

	Three Months Ended April 30,
	2026	2025
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(24,804)	$(53,554)
GAAP operating margin (Loss from operations/Total revenue)	(4)%	(10)%
Add back:
Expenses associated with stock-based compensation	144,276	136,519
Restructuring	357	—
Amortization of intangible assets	3,039	2,537
Certain acquisition-related costs and other	303	1,930
Non-GAAP income from operations	$123,171	$87,432
Non-GAAP operating margin (Non-GAAP income from operations/Total revenue)	18%	16%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss) on a GAAP basis	$4,434	$(37,626)
Add back:
Expenses associated with stock-based compensation	144,276	136,519
Restructuring	357	—
Amortization of intangible assets	3,039	2,537
Certain acquisition-related costs and other	303	1,930
Less:
Gains (loss) on financial instruments, net	16,420	(272)
Income tax effects and adjustments *	23,710	17,285
Non-GAAP net income	$112,279	$86,347

Reconciliation of GAAP net income (loss) per share, diluted, to non-GAAP net income per share, fully diluted:
Net income (loss) per share, diluted, on a GAAP basis	$0.05	$(0.46)
Add back:
Expenses associated with stock-based compensation	1.77	1.68
Restructuring	—	—
Amortization of intangible assets	0.04	0.03
Certain acquisition-related costs and other	—	0.02
Less:
Gains (loss) on financial instruments, net	0.20	—
Income tax effects and adjustments *	0.29	0.21
Non-GAAP net income per share, diluted	$1.37	$1.06
Adjustment for fully diluted earnings per share	(0.05)	(0.06)
Non-GAAP net income per share, fully diluted **	$1.32	$1.00
* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Fully diluted non-GAAP net income per share is calculated based upon 85.3 million of fully diluted weighted-average shares of outstanding common stock for the three months ended April 30, 2026 and 86.3 million of fully diluted weighted-average shares of outstanding common stock for the three months ended April 30, 2025.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2026	2025
Net cash provided by operating activities	$201,631	$109,929
Capital expenditures	(2,319)	(1,611)
Principal payments of finance leases	(1,764)	(2,394)
Free cash flow	$197,548	$105,924

MONGODB, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP GUIDANCE
SECOND QUARTER & FULL YEAR FISCAL 2027
(in millions of U.S. dollars, except share and per share data)
(unaudited)

	Second Quarter Fiscal 2027	Full Year Fiscal 2027
Income (loss) from operations - GAAP Guidance	$(10.0) to $(6.0)	$(78.0) to $(58.0)
Add back:
Expenses associated with stock-based compensation	158.3	634.6
Restructuring	—	0.4
Amortization of intangible assets	3.1	12.4
Certain acquisition-related costs and other	0.6	1.6
Income (loss) from operations - non-GAAP guidance	$152.0 to $156.0	$571.0 to $591.0

	Second Quarter Fiscal 2027	Full Year Fiscal 2027
Net income (loss) per share - GAAP guidance	$0.08 to $0.12	$0.15 to $0.39
Add back:
Expenses associated with stock-based compensation	1.90	7.59
Restructuring	—	0.01
Amortization of intangible assets	0.04	0.15
Certain acquisition-related costs and other	0.01	0.02
Less:
Gains (loss) on financial instruments, net	—	0.20
Income tax effects and adjustments*	0.39 to 0.40	1.55 to 1.60
Adjustment for fully diluted earnings per share	(0.06)	(0.22)
Net income (loss) per share - non-GAAP guidance	$1.58 to $1.61	$5.95 to $6.14

* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

MONGODB, INC.
CUSTOMER COUNT METRICS
(unaudited)
The following table presents certain customer count information as of the periods indicated:

	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025	7/31/2025	10/31/2025	1/31/2026	4/30/2026
Total Customers(a)	49,200+	50,700+	52,600+	54,500+	57,100+	59,900+	62,500+	65,200+	67,700+
MongoDB Atlas Customers	47,700+	49,200+	51,100+	53,100+	55,800+	58,500+	61,200+	63,900+	66,400+
Customers over $100K(b)	2,137	2,189	2,314	2,396	2,506	2,564	2,694	2,799	2,895
(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of Atlas, by annualizing the prior 90 days of their actual consumption of Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate ARR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR excludes professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
(unaudited)
The following table presents certain supplemental revenue information as of the periods indicated:

	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025	7/31/2025	10/31/2025	1/31/2026	4/30/2026
MongoDB Enterprise Advanced: % of Subscription Revenue	25%	24%	25%	23%	22%	21%	20%	21%	21%

The following table presents the Company’s revenues disaggregated by geography, based on address of the Company's customers (in thousands):

	Three Months Ended April 30,
Primary geographical markets:	2026	2025
Americas	$412,337	$332,867
EMEA	194,678	150,766
Asia Pacific	80,601	65,381
Total	$687,616	$549,014
The following table presents the Company’s revenues disaggregated by subscription product categories and services (in thousands):

	Three Months Ended April 30,
Subscription product categories and services:	2026	2025
Atlas-related	$512,466	$395,893
MongoDB Enterprise Advanced and other	153,672	135,562
Services	21,478	17,559
Total	$687,616	$549,014